Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                   -------------------------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   ------------------------------------------
                       Baltimore Gas and Electric Company
             (Exact Name of Registrant as Specified in its Charter)

           Maryland                                  52-0280210
    (State of Incorporation)            (I.R.S. Employer Identification No.)

                               BGE Capital Trust I
  (Exact Name of Registrant as Specified in its Charter or Governing Document)

          Delaware                                  Applied for
   (State of Organization)            (I.R.S. Employer Identification No.)

                         David A. Brune, Vice President
                39 W. Lexington Street, Baltimore, Maryland 21201
                                 (410) 234-5511
     (Address, including Zip Code, and Telephone Number, including Area Code of Registrants' Principal Executive Offices and Agent for Service)

Approximate date of commencement of proposed sale to the public: After the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                  -------------------------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                            Proposed     Proposed
                                             Maximum      Maximum
Title of Each Class                         Offering     Aggregate    Amount of
of Securities to be       Amount to be       Price       Offering   Registration
Registered                 Registered       per Unit(1)  Price(1)        Fee
--------------------------------------------------------------------------------
BGE Capital Trust I
Preferred Securities      10,000,000 shares    $25      $250,000,000    $75,758
--------------------------------------------------------------------------------
Baltimore Gas and
Electric Company
_____% Junior
Subordinated
Debentures, Series A (2)
--------------------------------------------------------------------------------
Baltimore Gas and
Electric Company
Preferred Securities
Guarantee (2)
================================================================================

(1) Estimated solely for calculating the registration fee. Junior Subordinated Debentures of Baltimore Gas and Electric Company may be issued and sold to BGE Capital Trust I , in which event such Junior Subordinated Debentures may later be distributed to the holders of the Preferred Securities upon a dissolution of BGE Capital Trust I, and the distribution of the assets thereof.
(2) Includes the rights of the holders of Preferred Securities under the Preferred Securities Guarantee and back-up undertakings, consisting of obligations by Baltimore Gas and Electric Company as set forth in the Amended and Restated Declaration of Trust of BGE Capital Trust I, the Indenture and supplemental indentures thereto, in each case as further described in the Registration Statement. No separate consideration will be received for the Junior Subordinated Debentures or Preferred Securities Guarantee.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED ___________, 1998


PROSPECTUS                                             [GRAPHIC OMITTED]
$250,000,000
BGE CAPITAL TRUST I
PREFERRED SECURITIES
                                              Baltimore Gas and Electric Company
                                                             BGE Capital Trust I
Fully and Unconditionally Guaranteed,                     39 W. Lexington Street
based on several obligations, by                       Baltimore, Maryland 21201
Baltimore Gas and Electric Company                                 (410)234-5000


--------------------------------------------------------------------------------
The trust:

- will sell preferred securities (representing undivided beneficial interests in the trust) to the public

-  will sell common securities to BGE

- will use the proceeds from these sales to buy a series of junior subordinated debentures from BGE with terms that correspond to the preferred securities

BGE:

- will pay principal and interest on the junior subordinated debentures, subject to payment on its more senior debt

- may choose to distribute these debentures pro-rata to the preferred and common securities holders if it terminates the trust

-  will fully and unconditionally guarantee the preferred securities based on:

      -  its obligations to make payments on the junior subordinated debentures;

      - its obligations under the preferred securities guarantee (its payment obligations are subject to payment on all of its general liabilities); and

      -  its obligations under the declaration of trust


We urge you to read this prospectus and the prospectus supplement, which will describe the specific terms of the preferred securities, carefully before you make your investment decision.


--------------------------------------------------------------------------------
 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

WHERE YOU CAN FIND
MORE INFORMATION

BGE files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that BGE files at the SEC's public reference room at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers (including BGE) that file documents with the SEC electronically. BGE's SEC filings may also be obtained from its web site at htpp://www.bge.com.

The SEC allows BGE to "incorporate by reference" the information it files with them, which means that BGE can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that BGE files with the SEC will automatically update and supersede this information. BGE incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the trust sells all of the securities. This prospectus is part of a registration statement BGE filed with the SEC.

-  Annual Report on Form 10-K for the year ended December 31, 1997; and

-  Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

      Shareholder Services
      Baltimore Gas and Electric Company
      39 W. Lexington Street
      Baltimore, Maryland  21201
      410-783-5920

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. BGE has not authorized anyone else to provide you with different information. Neither BGE nor the trust is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.


BGE

BGE is a public utility that has served the central Maryland area for over 175 years. BGE produces, purchases and sells electricity and purchases, transports and sells natural gas. BGE also jointly owns and operates two electric generating plants and one hydroelectric plant in Pennsylvania.

BGE also has wholly owned subsidiaries that are engaged in several diversified business activities, including:

-  energy marketing activities,

-  power generation projects,

-  home products and commercial building systems,

-  investment activities, and

-  real estate.

THE TRUST

BGE created a Delaware business trust pursuant to a Declaration of Trust executed by BGE as depositor for the trust and three appointed trustees. BGE will file an amended and restated Declaration of Trust (Declaration), in the form filed as an exhibit to the Registration Statement, which will state the terms and conditions for the trust to issue and sell its preferred and common securities.

The trust exists solely to:

-  issue and sell preferred and common securities;

- use the proceeds from the sale of the preferred and common securities to purchase a series of BGE's junior subordinated debentures;

-  maintain its status as a grantor trust for federal income tax purposes; and

- engage in other activities that are necessary or incidental to these purposes.

BGE will purchase all of the common securities of the trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of the trust's total capitalization. The preferred securities will represent the remaining 97% of the trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if BGE defaults on the junior subordinated debentures, cash distributions and liquidation, redemption and other amounts on the common securities will be subordinate to the preferred securities in priority of payment.

BGE has appointed three trustees (collectively, trustees) to conduct the trust's business and affairs:

-  The Bank of New York (Property Trustee)
-  The Bank of New York, Delaware (Delaware Trustee)
-  A BGE Officer (Administrative Trustee)

As holder of the common securities, BGE can replace or remove any of the trustees. However, if an event of default occurs and is continuing under the Declaration, the Property Trustee and the Delaware Trustee can only be replaced and removed by the holders of at least a majority in aggregate liquidation amount of the preferred securities. Only BGE, as owner of the common securities, can remove or replace the Administrative Trustee.

BGE pays all fees and expenses related to the trust and the offering of the preferred securities and will pay all ongoing costs and expenses of the trust, except the trust's obligations under the preferred and common securities.

The trust has no separate financial statements. The statements would not be material to holders of the preferred securities because the trust has no independent operations. It exists solely for the reasons summarized above. The preferred securities will be fully and unconditionally guaranteed by BGE as described later in this prospectus.


USE OF PROCEEDS

The trust will use the proceeds from the sale of the preferred and common securities to purchase BGE's junior subordinated debentures. BGE will use the net proceeds from the sale of the junior subordinated debentures to the trust for general corporate purposes relating to its utility business, including repayment of commercial paper borrowings used to finance construction, other capital expenditures and operations and for the redemption of other securities. If BGE does not use the net proceeds immediately, it will temporarily invest them in short-term, interest-bearing obligations. For current information on BGE's commercial paper balances and average interest rate, see BGE's most recent Form 10-K and 10-Q. See "WHERE YOU CAN FIND MORE INFORMATION."

  RATIO OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES
                  AND PREFERRED AND PREFERENCE STOCK DIVIDENDS


The Ratio of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred and Preference Stock Dividends for each of the periods indicated is as follows:

                                       Twelve Months
                                       Ended March 31                Twelve Months Ended December 31
                                       --------------     ------------------------------------------------
                                            1998           1997       1996      1995      1994        1993
                                           ------         -----       ----      ----      ----        ----
Ratio of Earnings
to Fixed Charges                            2.81           2.78       3.10      3.21      3.14        3.00

Ratio of Earnings  to Combined  Fixed
Charges and Preferred and  Preference
Stock Dividends                             2.40           2.35       2.44      2.52      2.47        2.34



For current information on these ratios, please see BGE's most recent Form 10-K and 10-Q. See Where You Can Find More Information.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the preferred securities, the junior subordinated debentures and the preferred securities guarantee. These summaries are not meant to be a complete description of each security; however, this prospectus and the prospectus supplement contain the material terms and conditions for each security. For more information please refer to (1) the Declaration, (2) the indenture between BGE and The Bank of New York, as trustee (Debenture Trustee), related to the issuance of the junior subordinated debentures (Indenture), and (3) the guarantee of the preferred securities by BGE (Preferred Securities Guarantee). Forms of these documents are filed as exhibits to the Registration Statement, which includes this prospectus. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

BGE and its affiliates conduct banking transactions with The Bank of New York who is a trustee under the Declaration, Indenture and Preferred Securities Guarantee.

DESCRIPTION OF THE PREFERRED SECURITIES

General

The Declaration authorizes the Administrative Trustee to issue on behalf of the trust one series of preferred securities which will have the terms described in a prospectus supplement. The proceeds from the sale of the preferred and common securities will be used by the trust to purchase a series of junior subordinated debentures. The junior subordinated debentures issued by BGE will be held in trust by the Property Trustee for the benefit of the holders of the preferred and common securities.

Under the Preferred Securities Guarantee, BGE will agree to make payments of distributions and payments on redemption or liquidation with respect to the preferred securities, but only to the extent the trust holds funds available therefor and has not made such payments. See "DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE."

The assets of the trust available for distribution to the holders of its preferred securities will be limited to payments from BGE under the junior subordinated debentures. If BGE fails to make a payment on such junior subordinated debentures, the trust will not have sufficient funds to make related payments, including distributions, on the preferred securities.

The Preferred Securities Guarantee, when taken together with BGE's obligations under the Junior Subordinated Debentures and the Indenture, and BGE's obligations under the Declaration, including obligations to pay all costs, expenses, debts and liabilities of the trust (other than with respect to the preferred securities), will provide a full and unconditional guarantee of amounts due on the preferred securities issued by the trust.

The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (Trust Indenture Act). The Property Trustee will act as indenture trustee for the preferred securities to be issued by the trust, in order to comply with the provisions of the Trust Indenture Act.

The preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as described in the Declaration or made part of the Declaration by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the preferred securities will mirror the terms of the junior subordinated debentures held by the trust.

The trust will redeem an amount of preferred securities equal to the amount of any junior subordinated debentures redeemed.

The prospectus supplement will describe specific terms relating to the preferred securities, including:

-  the name of the preferred securities;

-  the dollar amount and number of shares issued;

- the annual distribution rate(s) (or method of determining such rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

-  the date from which distributions shall be cumulative;

- the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the preferred securities shall be purchased or redeemed, in whole or in part;

- the terms and conditions, if any, upon which the junior subordinated debentures may be distributed to holders of preferred securities;

-  any securities exchange on which the preferred securities shall be listed;

- whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depository for such global certificates and the specific terms of the depository arrangements; and

- any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.

The prospectus supplement will describe certain United States federal income tax considerations applicable to any offering of preferred securities.

Liquidation Distribution Upon Dissolution

The Declaration states that the trust shall be dissolved on the earliest to occur of:

-  the expiration of the term of the trust;

- the bankruptcy, dissolution or liquidation of BGE or an acceleration of the maturity of the corresponding series of junior subordinated debentures;

- the distribution of the junior subordinated debentures directly to the holders of the preferred and common securities. For this distribution, BGE must give at least 30 days written notice to the trustees;

-  the redemption of all of the common and preferred securities; and

-  a court order for the dissolution of the trust is entered.

If dissolution of the trust occurs as described in the last four bullets above , the trustees shall liquidate the trust as quickly as possible. After paying all amounts owed to creditors, the trustees will distribute to the holders of the preferred and common securities either:

1)   a like amount of junior subordinated debentures; or

2) if the distribution of the junior subordinated debentures is determined by the Property Trustee not to be practical, cash equal to the aggregate liquidation amount per preferred and common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions thereon to the date of payment .

If the trust cannot pay the full amount due on its preferred and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its preferred and common securities shall be paid pro-rata, except that if an event of default under the Indenture relating to the junior subordinated debentures has occurred, the total amounts due on the preferred securities shall be paid before any distribution on the common securities.

Event of Default

Within 90 days after an event of default under the Indenture relating to the junior subordinated debentures (a Declaration Event of Default) known to the Property Trustee, the Property Trustee will notify the holders of the preferred and common securities, the Administrative Trustee and BGE, unless the event of default has been cured or waived.

BGE and the Administrative Trustee must file annually with the Property Trustee a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the Declaration.

If the Property Trustee fails to enforce its rights under the Declaration or the Indenture to the fullest extent permitted by law and subject to the terms of the Declaration and the Indenture, any holder of the preferred securities may sue BGE, or seek other remedies, to enforce the Property Trustee's rights under the Declaration or the Indenture with respect to junior subordinated debentures having a principal amount equal to the liquidation amount of the preferred securities of such holder without first instituting a legal proceeding against the Property Trustee or any other person.

If any action under the Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of the junior subordinated debentures, holders of the same percentage of the liquidation amount of preferred securities may take such action if it is not taken by the Property Trustee. However, if BGE fails to pay principal, premium or interest on the junior subordinated debentures, then a holder of preferred securities may sue BGE, or seek other remedies, to collect its pro-rata share of payments owed.

Removal of Trustees

Unless a Declaration Event of Default has occurred and is continuing, any trustee may be removed and replaced at any time by the holder of the common securities. If a Declaration Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed and replaced only by the holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities. Only the holder of the common securities has the right to remove or replace the Administrative Trustee. No resignation or removal of any of the trustees and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

Co-Trustees and Separate Property Trustee

Unless a Declaration Event of Default has occurred and is continuing, the holder of the common securities and the Administrative Trustee shall have the power:

- to appoint one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers as may be provided in the instrument of appointment; and

- to vest in such person(s) any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration.

If a Declaration Event of Default has occurred and is continuing, only the

Property Trustee may appoint a co-trustee or separate property trustee.

Merger or Consolidation of Trustees

If any of the trustees merge, convert, or consolidate with or into another entity or sells its trust operations to another entity, the new entity shall be the successor of such trustee under the Declaration, provided such corporation or other entity shall be qualified and eligible to be a trustee.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or transfer or lease all or substantially all of its properties and assets to any other entity (Merger Event), except as described below. The trust may, at BGE's request, with the consent of the Administrative Trustee and without the consent of the holders of its preferred securities, merge with or into, consolidate, amalgamate or be replaced by another trust provided that:

- the successor entity either (1) assumes all of the obligations of the trust relating to the preferred securities or (2) substitutes for the preferred securities other securities substantially similar to such preferred securities (successor securities) so long as the successor securities rank the same as the preferred securities for distributions and payments upon redemption and liquidation;

- BGE appoints a trustee of such successor entity who has the same powers and duties as the Property Trustee with respect to the junior subordinated debentures;

- the successor securities are listed on the same national securities exchange that the preferred securities are listed;

- the Merger Event does not cause the preferred securities or successor securities to be downgraded by any national rating agency;

- the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the preferred securities or successor securities in any material way;

- the successor entity has a purpose substantially similar to that of the trust;

- prior to the Merger Event, BGE has received an opinion of counsel stating that (1) such Merger Event does not adversely affect the rights of the holders of the preferred securities or any successor securities in any material way, and (2) following the Merger Event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (Investment Company
   Act); and

- BGE owns all of the common securities of the successor entity and guarantees its obligations under the successor securities in the same manner as in the Preferred Securities Guarantee and Declaration.

The trust and any successor entity must always be classified as a grantor trust for federal tax purposes unless all of the holders of the preferred securities approve otherwise.

Voting Rights; Amendment of Trust Agreement

The holders of the preferred securities have no voting rights except as discussed under "DESCRIPTION OF THE PREFERRED SECURITIES - Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE -Amendments and Assignment", and as otherwise required by law and the Declaration.

BGE and the trustees may amend the Declaration without the consent of the holders of the preferred securities:

-  to fix any ambiguity, defect or inconsistency; or

- to make any other change that does not adversely affect in any material respect the interests of any holder of the preferred securities.

BGE and the trustees may amend the Declaration for any other reason as long as the holders of at least a majority in aggregate liquidation amount of the preferred securities agree, except to:

- change the amount, timing or currency or otherwise adversely affect the method of payment of any distribution or liquidation amount on the preferred or common securities;

- restrict the right of a preferred security holder to institute suit for enforcement of any distribution or liquidation amount on the preferred or common securities;

-  change the purpose of the trust;

-  authorize or issue any additional beneficial interests in the trust;

- change the redemption provisions of the common or preferred securities of the trust;

- change the conditions required for BGE to elect to dissolve the trust and distribute the junior subordinated debentures to the holders of the preferred or common securities; or

-  affect the limited liability of any holder of  the preferred securities.

The changes described above require the approval of each holder of the preferred securities affected.

In addition, each amendment requires an opinion of counsel stating that it will not affect the trust's status as a grantor trust for federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act.

The trustees shall not:

- direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Debenture Trustee with respect to the junior subordinated debentures held by the trust;

-  waive any past default under Section 513 of the Indenture;

- cancel an acceleration of the principal of the junior subordinated debentures; or

- agree to any change in the Indenture, where its approval is required, without obtaining the prior approval of the holders of at least a majority in the aggregate liquidation amount of all outstanding preferred securities. However, if the Indenture requires the consent of each holder of junior subordinated debentures, then the Property Trustee must get approval of all holders of preferred securities.

The trustees cannot change anything previously approved by the preferred securities holders without getting the holders to approve the change. The Property Trustee shall notify all preferred securities holders of any notice received from the Debenture Trustee as a result of the trust being the holder of the junior subordinated debentures.

In addition, prior to taking any of the foregoing actions, the trustees must obtain an opinion of counsel stating that the trust will continue to be classified as a grantor trust for federal income tax purposes.

As described in the Declaration, the Property Trustee may hold a meeting to have the preferred securities holders vote on a change or have them approve the change by written consent.

If a vote of preferred securities holders is taken or a consent is obtained, any preferred securities that are owned by BGE, the trustees or any affiliate of any of them will, for purposes of the vote or consent, be treated as if they were not outstanding.

Information Concerning the Property Trustee

For matters relating to complying with the Trust Indenture Act, the Property Trustee will have all of the duties and responsibilities as an indenture trustee under the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of a Declaration Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, upon a Declaration Event of Default, must use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers given it by the Declaration at the request of any holder of preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

If no Declaration Event of Default has occurred and is continuing, and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provisions of the Declaration, and the matter is not one on which holders of preferred securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by BGE and, if not so directed, may take such action as it deems advisable and in the best interests of the holders of the common and preferred securities of the trust and will have no liability except for its own negligent action, negligent failure to act or willful misconduct.

Miscellaneous

The Administrative Trustee is authorized and directed to conduct the affairs of and to operate the trust in such a way that

- it will not be deemed to be an "investment company" required to be registered under the Investment Company Act or to be taxed as a corporation or partnership for federal income tax purposes;

-  it will be classified as a grantor trust for federal income tax purposes; and

- the junior subordinated debentures held by it will be treated as indebtedness of BGE for federal income tax purposes.

In this connection, BGE and the Administrative Trustee are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration, that BGE and the Administrative Trustee determine in their discretion to be necessary or desirable for such purposes.

Holders of the preferred securities have no preemptive or similar rights. The trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Except as otherwise provided in the Declaration, any action requiring the consent or vote of the trustees shall be approved by the Administrative Trustee.

Governing Law

The Declaration will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

General

BGE plans to sell one series of junior subordinated debentures pursuant to this prospectus.

Below is a description of certain general terms of the junior subordinated debentures. The particular terms of the junior subordinated debentures will be described in a prospectus supplement.

BGE will issue the junior subordinated debentures under the Indenture. The Indenture will be qualified under the Trust Indenture Act. A form of the Indenture is filed as an exhibit to the registration statement relating this prospectus.

The junior subordinated debentures will be unsecured and will be subordinate and junior in priority of payment to certain of BGE's other indebtedness which is described under "DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES - Subordination." The Indenture does not limit the amount of junior subordinated debentures which BGE may issue, nor does it limit BGE from issuing any other secured or unsecured debt. BGE may issue junior subordinated debentures under the Indenture, from time to time, in one or more series.

A prospectus supplement will describe the following terms relating to the junior subordinated debentures:

-  the title;

-  any limit on the amount that may be issued;

- whether or not the junior subordinated debentures will be issued in global form, the terms and who the depository will be;

-  the maturity date(s);

- the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the Regular Record Dates for Interest Payment Dates or the method for determining such date(s);

-  the place(s) where payments shall be payable;

- BGE's right, if any, to defer payment of interest and the maximum length of any such deferral period;

- the date, if any, after which, and the price(s) at which, the junior subordinated debentures may, pursuant to any optional redemption provisions, be redeemed at BGE's option and other related terms and provisions;

- the date(s), if any, on which, and the price(s) at which BGE is obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the Holder's option to purchase, the junior subordinated debentures and other related terms and provisions;

- the denominations in which the junior subordinated debentures will be issued, if other than denominations of $1,000 and any integral multiple thereof;

- additional events of default, if any, other than those described in the Indenture;

- whether the provisions relating to defeasance and covenant defeasance shall be applicable;

- the currency in which the junior subordinated debentures shall be denominated, and in which payments of principal of, and any premium and interest on, such junior subordinated debentures will be payable, if other than U.S. dollars;

-  additional covenants, if any, other than those set forth in the Indenture;

-  the identity of the Registrar or any Paying Agent, if other than the Trustee;

- any exceptions to provisions relating to legal holidays or the definition of "Business Day;" and

-  any other terms (which terms shall not be inconsistent with the Indenture).

Consolidation, Merger or Sale

The Indenture provides that BGE may not consolidate or merge with or into any other corporation (whether or not BGE is the surviving corporation), or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any entity or group of affiliated entities, in one transaction or a series of related transactions, unless:

- BGE shall be the continuing entity, or the entity (if other than BGE) formed by such consolidation or with which or into which BGE is merged or the entities (or group of affiliated entities) to which all or substantially all of BGE's properties and assets are sold, assigned, transferred or leased is a corporation (or constitute corporations) organized under the laws of the United States or any State or the District of Columbia and expressly assumes, by an indenture supplemental to the Indenture, all of BGE's obligations under the junior subordinated debentures and the Indenture executed and delivered to the Debenture Trustee in form satisfactory to the Debenture Trustee;

- immediately before and after the transaction no event of default, and no default, under the Indenture shall have occurred and be continuing;

- BGE shall have delivered to the Debenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture complies with the Indenture and such other conditions as may be established in connection with the issuance of the applicable junior subordinated debentures.

Events of Default

The following are events of default under the Indenture with respect to any series of junior subordinated debentures issued:

- failure to pay interest when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

- failure to pay the principal (or premium, if any) when due, excluding BGE's failure to deposit money for a redemption at BGE's option;

- failure to observe or perform any other covenant, warranty or agreement contained in the junior subordinated debentures or in the Indenture (other than a covenant, agreement or warranty included in the Indenture solely for the benefit of another series of junior subordinated debentures), and such failure continues for a period of 60 days after BGE receives notice from the Debenture Trustee or holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debentures of that series;

-  certain events of bankruptcy, insolvency or reorganization; and

- any other event of default with respect to a specific series of junior subordinated debentures.

The Indenture provides that the Debenture Trustee shall, within 30 days after the occurrence of any default or event of default relating to any series, give the holders of junior subordinated debentures of that series notice of all uncured defaults or events of default known to it
(the term "default" includes any event which after notice or passage of time or both would be an event of default). However, except in the case of an event of default or a default in payment of the principal, premium or interest on any junior subordinated debentures of any series, or payment of any sinking fund installment, the Debenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or directors or Responsible Officers of the Debenture Trustee in good faith determine that the withholding of notice is in the interest of the holders of junior subordinated debentures of the affected series.

If an event of default with respect to junior subordinated debentures of any series (other than due to events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Debenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debentures of that series, by notice in writing to BGE (and to the Debenture Trustee if notice is given by such holders), may declare the unpaid principal of and accrued interest, if any, to the date of acceleration on all the outstanding junior subordinated debentures of that series to be due and payable immediately and, upon any such declaration, the junior subordinated debentures of that series shall become immediately due and payable.

If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding junior subordinated debentures of all series will become immediately due and payable without any declaration or other act on the part of the Debenture Trustee or any holder of any junior subordinated debenture.

The holders of a majority in principal amount of the outstanding junior subordinated debentures of an affected series (or if such debentures are held by the trust, the holders of at least a majority in aggregate liquidation amount of the trust's preferred securities) may waive any default or event of default with respect to such series and its consequences, except:

1) defaults or events of default regarding payment of principal, premium or interest; or

2) provisions of the Indenture that cannot be modified without the consent of all the holders of the affected series.

Any such waiver shall cure such default or event of default.

If the junior subordinated debentures of any series are held by the trust, each holder of the preferred securities of the trust may sue BGE, or seek other remedies, to force payment to the holder of a principal amount of junior subordinated debentures equal to the aggregate liquidation amount of the preferred securities held by the holder.

All the holders of preferred securities of the trust must consent to any supplemental indenture that would adversely affect their interests.

Subject to the terms of the Indenture, if an event of default shall occur and be continuing, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Debenture Trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding junior subordinated debentures of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee, with respect to the junior subordinated debentures of that series, provided that:

-  it is not in conflict with any law or the Indenture;

- the Debenture Trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

- subject to its duties under the Trust Indenture Act, the Debenture Trustee need not take any action that might involve the Debenture Trustee in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

No holder of the junior subordinated debentures of any series will have any right to institute a proceeding under the Indenture or to appoint a receiver or trustee, or to seek other remedies unless:

- the holder has given to the Debenture Trustee written notice of a continuing event of default with respect to that series;

- the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debentures of that series have made written request, and the holder(s) have offered reasonable indemnity to the Debenture Trustee to institute such proceedings as trustee; and

- the Debenture Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding junior subordinated debentures of that series other conflicting directions within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of a junior subordinated debenture if BGE defaults in the payment of the principal, premium or interest on the junior subordinated debenture.

The Indenture requires that BGE periodically file statements with the Debenture Trustee regarding its compliance with certain of the covenants in the Indenture. BGE must report any event of default or default with respect to any junior subordinated debentures that it knows of.

Modification of Subordinated Indenture; Waiver

BGE and the Debenture Trustee may change the Indenture without the consent of any holders with respect to certain matters, including:

- to fix any ambiguity, defect or inconsistency or to change any provision which may be inconsistent with any other provision of the Indenture; and

- to change anything that does not materially adversely affect the interests of any holder of junior subordinated debentures of any series.

In addition, under the Indenture, BGE's rights and obligations and the rights of holders of the junior subordinated debentures may be changed by BGE and the Debenture Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debentures of each series that is affected. However, the following changes may not be made without the consent of each holder of any outstanding junior subordinated debentures affected:

- change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such junior subordinated debentures;

- reduce the principal amount, or the rate of interest, or any premium payable upon the redemption of any such junior subordinated debentures;

- change the Place of Payment, or currency, for payment of principal of (or premium, if any) or interest;

-  impair the right to institute suit for the enforcement of any payment;

- change any of the provisions discussed above or provisions relating to the waiver of certain past defaults or certain covenants;

- change the provisions of the Indenture relating to the subordination of the junior subordinated debentures in a manner adverse to the holders;

- reduce the percentage in principal amount of outstanding junior subordinated debentures of any series necessary to change the Indenture, or to waive compliance with certain provisions or defaults or events of default under the Indenture and their consequences; or

- change the redemption provisions of any junior subordinated debenture in a manner adverse to the holder.

The Indenture provides that if any of the junior subordinated debentures are held by the trust, BGE and the Debenture Trustee shall not enter into any supplemental indenture for the purposes of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture, that adversely affects the holders of the preferred securities of the trust without the prior consent of the holders of each preferred security.

Defeasance

BGE may terminate its substantive obligations in respect of junior subordinated debentures of any series (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the junior subordinated debentures of that series) by:

- depositing with the Debenture Trustee, under the terms of an irrevocable trust agreement, money or U.S.-Government Obligations sufficient to pay all remaining indebtedness on the junior subordinated debentures of that series;

- delivering to the Debenture Trustee either an opinion of counsel or a ruling directed to the Debenture Trustee from the Internal Revenue Service to the effect that the holders of the junior subordinated debentures of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations; and

-  complying with certain other Indenture requirements.

Subordination

"Senior Indebtedness" shall mean the principal, premium, and interest BGE owes on:

- obligations for money borrowed (including Capital Lease Obligations and purchase money obligations with an original maturity in excess of one year) or evidenced by debentures (other than junior subordinated debentures issued under the Indenture), bonds, notes, bankers acceptances or other corporate debt securities or similar instruments issued by BGE;

-  letters of credit;

- guarantees or assumptions of indebtedness of others including through an agreement to purchase, contingent or otherwise;

- dividends of others for the payment of which BGE is responsible or liable as obligor, guarantor or otherwise;

- obligations of others secured by any property or asset of BGE (whether or not such obligation is assumed by

   BGE), the amount of such obligation being the lesser of the value of such property or assets or the amount of the secured obligation; or

- renewals, extensions or refundings of any of the obligations referred to above unless, in the case of any particular obligation or renewal, extension or refunding thereof, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, the obligation or renewal, extension or refunding thereof is not superior in right of payment to, or is equal with, the junior subordinated debentures.

The term "Capital Lease Obligations" means any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet prepared in accordance with generally accepted accounting principals.

The payment of the principal of and premium, if any, and any interest on the junior subordinated debentures (including making any deposit pursuant to the provisions described under "Defeasance" or repurchasing, redeeming or otherwise retiring any junior subordinated debentures) will to the extent set forth in the Indenture be subordinated in right of payment to the prior payment in full of all of BGE's Senior Indebtedness.

Upon any payment or distribution of assets or securities to creditors upon BGE's dissolution, winding up, or total or partial liquidation or reorganization whether voluntary or involuntary or in bankruptcy, insolvency, receivorship or similar proceedings, the holders of all BGE's Senior Indebtedness will first be entitled to receive payment in full in cash or cash equivalents of the principal, premium or interest due before the holders of the junior subordinated debentures will be entitled to receive any payment or distribution.

In addition, if the Debenture Trustee under the Indenture or the holder of any junior subordinated debenture receives any payment or distribution of assets before all of BGE's Senior Indebtedness is paid in full, or effective provision is made for its payment, then such payment or distribution will be required to be paid or delivered to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of BGE's assets for application to the payment of all BGE's Senior Indebtedness then due.

No direct or indirect payment by or on behalf of BGE of principal, premium or interest on the junior subordinated debentures, shall be made if, at the time of such payment, there exists:

(1) a default in the payment of all or any portion of any Senior Indebtedness or any other default pursuant to which the maturity of any Senior Indebtedness has been accelerated; and

(2) in either case, requisite notice has been given to the Debenture Trustee and such default shall not have been cured or waived by the Debenture Trustee or the holders of such Senior Indebtedness.

Subject to the payment in full of all of BGE's Senior Indebtedness, the holders of the junior subordinated debentures shall be subrogated to the rights of holders of BGE's Senior Indebtedness to receive payments or distributions of assets from BGE applicable to its Senior Indebtedness until the junior subordinated debentures are paid in full. As a result of these subordination provisions, in the event of BGE's insolvency, holders of the junior subordinated debentures may recover ratably less than holders of BGE's Senior Indebtedness. BGE may, however, make a sinking fund payment with junior subordinated debentures acquired prior to the maturity of Senior Indebtedness or, in the case of default, prior to such default and notice thereof.

Form, Exchange, and Transfer

The junior subordinated debentures of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.

At the option of the holder, subject to the terms of the Indenture and the limitations applicable to global securities described in the applicable prospectus supplement, junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, junior subordinated debentures may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by BGE or the Debenture Trustee) at the office of the Security Registrar or at the office of any transfer agent designated by BGE for such purpose. Unless otherwise provided in the junior subordinated debentures to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange , but BGE may require payment of any taxes or other governmental charges. BGE has appointed the Debenture Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by BGE for any junior subordinated debentures will be named in the applicable prospectus supplement. BGE may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that BGE will be required to maintain a transfer agent in each place of payment for the junior subordinated debentures of each series.

If the junior subordinated debentures of any series are to be redeemed, BGE will not be required to:

- issue, register the transfer of, or exchange any junior subordinated debentures of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such junior subordinated debentures that may be selected for redemption and ending at the close of business on the day of such mailing; or

- register the transfer of or exchange any junior subordinated debentures so selected for redemption, in whole or in part, except the unredeemed portion of any such junior subordinated debentures being redeemed in part.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any junior subordinated debentures on any Interest Payment Date will be made to the person in whose name such junior subordinated debentures (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest.

Principal of and any premium and interest on the junior subordinated debentures of a particular series will be payable at the office of the paying agents designated by BGE, except that unless otherwise indicated in the prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the Debenture Trustee in The City of New York will be designated as BGE's sole paying agent for payments with respect to junior subordinated debentures of each series. Any other paying agents initially designated by BGE for the junior subordinated debentures of a particular series will be named in the applicable prospectus supplement. BGE will be required to maintain a paying agent in each place of payment for the junior subordinated debentures of a particular series.

All moneys paid by BGE to a paying agent for the payment of the principal of or any premium or interest on any junior subordinated debenture which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to BGE, and the holder of the security thereafter may look only to BGE for payment thereof.

Governing Law

The Indenture will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

General

BGE will execute the Preferred Securities Guarantee, which benefits the holders of the preferred securities, at the same time that the trust issues the preferred securities. The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee (Preferred Guarantee Trustee) under the Preferred Securities Guarantee for the purposes of compliance with the Trust Indenture Act. The Preferred Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the preferred securities holders.

BGE will irrevocably agree, as described in the Preferred Securities Guarantee, to pay in full, to the holders of the preferred securities issued by the trust, the Preferred Securities Guarantee Payments (as defined below) (except to the extent previously paid), when and as due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. The following payments, to the extent not paid by the trust (Preferred Securities Guarantee Payments), will be covered by the Preferred Securities Guarantee:

- any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that the trust has funds available to make the payment;

- the redemption price and all accrued and unpaid distributions to the date of redemption to the extent that the trust has funds available to make the payment; and

- upon a voluntary or involuntary dissolution and liquidation of the trust (other than in connection with a distribution of junior subordinated debentures to holders of such preferred securities or the redemption of all such preferred securities), the lesser of

     (1) the aggregate of the liquidation amount specified in the prospectus supplement for each preferred security plus all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the trust has funds available to make the payment; and

     (2) the amount of assets of the trust remaining available for distribution to holders of preferred securities upon a dissolution and liquidation of the trust (Liquidation Payment).

BGE's obligation to make a Preferred Securities Guarantee Payment may be satisfied by directly paying the required amounts to the holders of the preferred securities or by causing the trust to pay the amounts to the holders. While BGE's assets will not be available pursuant to the Preferred Securities Guarantee to pay any distribution, Liquidation Payment or redemption price on any preferred securities if the trust does not have funds available, BGE has agreed under the Declaration to pay all expenses of the trust except the trust's obligations under its preferred securities.

No single document executed by BGE related to the issuance of the preferred securities will provide for its full, irrevocable and unconditional guarantee of the preferred securities. It is only the combined operation of BGE's obligations under the Preferred Securities Guarantee, the Declaration, the corresponding series of junior subordinated debentures and the Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under its preferred securities.

Status of the Preferred Securities Guarantee

The Preferred Securities Guarantee will constitute an unsecured obligation of BGE and will rank:

- subordinate and junior in right of payment to all of BGE's general liabilities;

- equal with BGE's senior most preferred or preference stock now or hereafter issued by BGE, and with any guarantee now or hereafter issued by it in respect of preferred stock of any of its affiliates; and

-  senior to BGE's common stock.

The Declaration requires that the holder of preferred securities accept the subordination provisions and other terms of the Preferred Securities Guarantee. The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (in other words the holder of the guaranteed security may sue BGE, or seek other remedies, to enforce its rights under the Preferred Securities Guarantee without first suing any other person or entity). The Preferred Securities Guarantee will not be discharged except by payment of the Preferred Securities Guarantee Payments in full to the extent not previously paid or upon distribution to the holders of the Preferred Securities of the corresponding series of junior subordinated debentures pursuant to the Declaration.

Amendments and Assignment

Except with respect to any changes which do not adversely affect the rights of the preferred securities holders in any material respect (in which case no consent of the holders will be required), the Preferred Securities Guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate liquidation amount of the preferred securities (excluding any preferred securities held by BGE or one of its affiliates). A description of the way to obtain any approval is described under "DESCRIPTION OF THE PREFERRED SECURITIES -Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Preferred Securities Guarantee will be binding on BGE's successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the preferred securities.

Preferred Securities Guarantee Events of Default

An event of default under the Preferred Securities Guarantee (Preferred Securities Guarantee Event of Default) occurs if BGE fails to make any of its required payments or perform its obligations under the Preferred Securities Guarantee, provided that BGE shall have received notice of such default from the Preferred Guarantee Trustee and has not cured such default within 60 days after it receives the notice. However, these notice and cure provisions do not apply to an event of default resulting from BGE's failure to make any of the Preferred Securities Guarantee Payments.

The holders of at least a majority in aggregate liquidation amount of the preferred securities (excluding any preferred securities held by BGE or one of its affiliates) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee relating to the Preferred Securities Guarantee or to direct the exercise of any trust or power given to the Preferred Guarantee Trustee under the Preferred Securities Guarantee.

Information Concerning the Preferred Guarantee Trustee

The Preferred Guarantee Trustee, other than during the occurrence and continuance of a Preferred Securities Guarantee Event of Default, will only perform the duties that are specifically described in the Preferred Securities Guarantee. After a Preferred Securities Guarantee Event of Default, the Preferred Guarantee Trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Preferred Guarantee Trustee is under no obligation to exercise any of its powers as described in the Preferred Securities Guarantee at the request of any preferred securities holder unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Preferred Securities Guarantee

The Preferred Securities Guarantee will terminate once the Preferred Securities are paid in full or upon distribution of the corresponding series of junior subordinated debentures to the holders of the preferred securities. The Preferred Securities Guarantee will continue to be effective or will be reinstated if at any time any holder of the preferred securities must restore payment of any sums paid under the preferred securities or the Preferred Securities Guarantee.

Governing Law

The Preferred Securities Guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE PREFERRED SECURITIES GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES HELD BY THE TRUST

Payments of distributions and redemption and liquidation payments due on the preferred securities (to the extent the trust has funds available for the payments) will be guaranteed by BGE to the extent described under "DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE." No single document executed by BGE in connection with the issuance of the preferred securities will provide for its full, irrevocable and unconditional guarantee of the preferred securities. It is only the combined operation of BGE's obligations under the Preferred Securities Guarantee, the Declaration, the corresponding series of junior subordinated debentures and the Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under its preferred securities.

A holder of any preferred security may sue BGE, or seek other remedies, to enforce its rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Preferred Guarantee Trustee, the trust or any other person or entity.

As long as BGE makes payments of interest and other payments when due on the junior subordinated debentures held by the trust, such payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities, primarily because:

- the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the preferred and common securities;

- the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the preferred securities;

- the Declaration provides that BGE shall pay for any and all costs, expenses and liabilities of the trust except the trust's obligations under the preferred securities; and

- the Declaration provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

If and to the extent that BGE does not make payments on such junior subordinated debentures, the trust will not have funds available to make payments of distributions or other amounts due on the preferred securities.

A principal difference between the rights of a holder of a preferred security (which represents an undivided beneficial interest in the assets of the trust) and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture will accrue, and (subject to any permissible extension of the interest payment period) is entitled to receive, interest on the principal amount of junior subordinated debentures held, while a holder of preferred securities is entitled to receive distributions only if and to the extent the trust has funds available for the payment of such distributions.

Upon any voluntary or involuntary dissolution or liquidation of the trust not involving a distribution of the junior subordinated debentures held by the trust, after satisfaction of liabilities to creditors of the trust, the holders of the preferred securities will be entitled to receive, out of assets held by the trust, the Liquidation Distribution in cash. See "DESCRIPTION OF THE PREFERRED SECURITIES-Liquidation Distribution Upon Dissolution." Upon any voluntary liquidation or bankruptcy of BGE, the trust, as holder of the junior subordinated debentures, would be a creditor of BGE, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any of BGE's common stockholders receive payments or distributions.

A default or event of default under any Senior Indebtedness would not constitute an Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the junior subordinated debentures provide that no payments may be made in respect of the junior subordinated debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of junior subordinated debentures would constitute an Event of Default under the junior subordinated debentures.

PLAN OF DISTRIBUTION

The trust may sell the preferred securities (a) through underwriters or dealers,
(b) through agents or (c) directly to one or more purchasers. The prospectus supplement will include the terms of the preferred securities including:

-  the names of any underwriters, agents or dealers;

- the purchase price of the preferred securities and proceeds to the trust from the sale;

-  any underwriting commissions or agency fees;

-  the initial public offering price;

-  any concession or discounts allowed or reallowed or paid to dealers; and

-  any securities exchange on which the preferred securities may be listed.

By Underwriters

If underwriters are used for the sale, the preferred securities will be acquired by the underwriters for their own account. The underwriters may resell the preferred securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the preferred securities will be subject to certain conditions. The underwriters will be obligated to purchase all the preferred securities offered if any of the preferred securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In connection with an underwritten offering, the SEC rules permit the underwriters to engage in transactions that stabilize the price of the preferred securities. These transactions may include purchases for the purpose of fixing or maintaining the price of the preferred securities.

The underwriters may create a short position in the preferred securities in connection with the offering. That means they sell a larger principal amount of the preferred securities than is shown on the cover page of the prospectus or the applicable prospectus supplement. If they create a short position, the underwriters may purchase preferred securities in the open market to reduce the short position.

If the underwriters purchase the preferred securities to stabilize the price or to reduce their short position, the price of the preferred securities could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that the purchases may have on the price of the preferred securities.

General Information

Underwriters, dealers, and agents that participate in the distribution of the preferred securities may be underwriters as defined in the Securities Act of 1933 (the "Act"), and any discounts or commissions received by them from BGE and any profit on the resale of the preferred securities by them may be treated as underwriting discounts and commissions under the Act.

BGE and/or the trust may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, BGE or its subsidiaries in the ordinary course of their businesses.

LEGAL OPINIONS

The validity of the junior subordinated debentures, preferred securities and Preferred Securities Guarantee will be passed on for BGE by an Associate General Counsel of BGE. Certain legal matters in connection with the junior subordinated debentures, preferred securities and Preferred Securities Guarantee will be passed on for the underwriters by Cahill Gordon & Reindel, a partnership including a professional corporation, New York, NY. Certain matters of Delaware law relating to the validity of the preferred securities will be passed on for the trust by Richards, Layton & Finger, P.A., Wilmington, DE, special Delaware counsel to the trust. Certain United States federal income taxation matters will be passed upon for BGE and the trust by Winthrop, Stimson, Putnam & Roberts, special tax counsel to BGE and the trust. Cahill Gordon & Reindel and Winthrop, Stimson, Putnam & Roberts from time to time perform legal services for BGE.

Cahill Gordon & Reindel will rely on the opinion of BGE's lawyer as to matters of Maryland law, as well as the applicability of the Public Utility Holding Company Act of 1935, and will rely on the opinion of Richards, Layton & Finger, P.A. as to certain matters of Delaware law. BGE's Associate General Counsel will rely on the opinion of Richards, Layton & Finger, P.A. as to certain matters of Delaware law.


EXPERTS

Coopers & Lybrand, L.L.P., independent accountants, audited BGE's annual financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement. These documents are incorporated by reference herein in reliance upon the authority of Coopers & Lybrand as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.
     Securities and Exchange Commission Registration Fee.............  $75,758
     Services of Independent Accountants.............................   25,000*
     Trustee Fees and Expenses.......................................   25,000*
     Legal Fees and Expenses.........................................  100,000*
     Rating Agency Fees..............................................  104,000*
     Printing and Delivery Expenses..................................   90,000*
     Listing Fees....................................................   86,000*
     Miscellaneous Expenses..........................................   19,242*
                                                                     -----------
     Total........................................................... $525,000*
                                                                     ===========

         --------------
         * Estimated

Item 15.  Indemnification of Directors and Officers.

         The following description of indemnification allowed under Maryland statutory law is a summary rather than a complete description. Reference is made to Section 2-418 of the Corporations and Associations Article of the Maryland Annotated Code, which is incorporated herein by reference, and the following summary is qualified in its entirety by such reference.

         By a Maryland statute, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan ("Director"). Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the Proceeding unless it is proven that (a) the act or omission of the Director was material to the matter giving rise to the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal action or proceeding, the Director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director or officer who has been successful in the defense of any Proceeding described above shall be indemnified against reasonable expenses incurred in connection with the Proceeding. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly received. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the Director or officer, may order indemnification if it determines that in view of all the relevant circumstances, the Director or officer is fairly and reasonably entitled to indemnification; however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director under certain circumstances, including a written undertaking by or on behalf of such Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

         A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute.

         The indemnification and advancement of expenses provided or authorized by this statute may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

         A corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, whether or not the corporation would have the power to indemnify a Director or officer against liability under the provision of this section of Maryland law. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

         Article V of the Company's Charter reads as follows:

                  "A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. It is the intent of this Article that the liability of directors and officers shall be limited to the fullest extent permitted by the Maryland General Corporation Law, as amended from time to time.

         Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification."

         Article IV of the Company's By-Laws reads as follows:

                  "Each person made or threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or, at its request, is or was a director or officer of another corporation, shall be indemnified by the Company (to the extent indemnification is not otherwise provided by insurance) against the liabilities, costs and expenses of every kind actually and reasonably incurred by him as a result of such action, suit or proceeding, or any threat thereof or any appeal thereon, but in each case only if and to the extent permissible under applicable common or statutory law, state or federal. The foregoing indemnity shall not be inclusive of other rights to which such person may be entitled."

         The Directors and officers of the Company are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by the Company.

         Also, see indemnification provisions in the Form of Purchase Agreement which is Exhibit 1(a) to this Registration Statement.

Item 16.  Exhibits.

         Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any  prospectus  required by Section
                  10(a)(3) of the  Securities  Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Baltimore Gas and Electric Company, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 28th day of May, 1998.

                                   BALTIMORE GAS AND ELECTRIC COMPANY
                                  (Registrant)
                                   By:  /s/ David. A. Brune
                                      ------------------------------
                                      David A. Brune, Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature               Title                            Date


Principal executive officer and director:

       *C. H. Poindexter       Chairman of the               May 28, 1998
                               Board and Director


Principal financial and accounting officer:

 /s/ David A. Brune            Vice President                May 28, 1998
----------------------
     David A. Brune



Directors:

         * H. Furlong Baldwin
         * Beverly B. Byron
         * J. Owen Cole
         * Dan A. Colussy
         * Edward A. Crooke
         * James R. Curtiss            Directors             May 28, 1998
         * Jerome W. Geckle
         * Freeman A. Hrabowski III
         * Nancy Lampton
         * George V. McGowan
         * George L. Russell, Jr.
         * Michael D. Sullivan


*By:      /s/ David A. Brune
     ----------------------------------
     David A. Brune,  Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, BGE Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 28th day of May, 1998.

                                         BGE CAPITAL TRUST I
                                        (Registrant)

                                         By: /s/ David. A. Brune
                                            --------------------
                                                  Trustee

                                 EXHIBIT INDEX


Exhibit
Number

1(a)        -    Form of Purchase Agreement for the Preferred Securities.

4(a)        -    Certificate of Trust of BGE Capital Trust I.

4(b)        -    Declaration of Trust of BGE Capital Trust I.

4(c)        -    Form of Amended  and  Restated  Declaration  of Trust to be
                 used in  connection with the issuance of the Preferred
                 Securities.

4(d)        -    Form of  Subordinated  Indenture  between the Company and The
                 Bank of New York, as  Trustee   inconnection  with  the
                 issuance  of  the  Junior   Subordinated Debentures.

4(e)        -    Form of  Supplemental  Indenture  between the Company and The
                 Bank of New York, as Trustee in connection with the issuance of the Junior Subordinated Debentures.

4(f)        -    Form of Preferred Securities Guarantee.

4(g)        -    Form of Preferred Security (included in Exhibit 4(c).

4(h)        -    Form of Junior Subordinated Debenture (included in
                 Exhibit 4(e)).

5(a)        -    Opinion of BGE Counsel.

5(b)        -    Opinion of Richards, Layton and Finger, P.A.

8**         -    Tax Opinion of Winthrop, Stimson, Putnam & Roberts.

12*         -    Computation  of Ratio of  Earnings  to Fixed  Charges  and
                 Ratio of Earnings to Combined Fixed Charges and Preferred and Preference Dividend Requirements (Designated as
                 Exhibit 12 in Form 10-Q for the  quarterly  period  ended March
                 31, 1998 filed, May 14, 1998 (File No. 1-1910).

23(a)       -    Consent of Company Counsel (included in Exhibit 5(a)).

23(b)       -    Consent of Richards, Layton and Finger (included in
                 Exhibit 5(b)).

23(c)       -    Consent of Coopers & Lybrand, Independent Accountants.

24          -    Power of Attorney.

25(a)       -    Statement of Eligibility  and  Qualification  under the Trust
                 Indenture Act of 1939 (Form T-1) of The Bank of New York, as Trustee with respect to the Subordinated Indenture.

25(b)       -    Statement of Eligibility  and  Qualification  under the Trust
                 Indenture Act of 1939 (Form T-1) of The Bank of New York,  as
                 Property  Trustee  with respect to the Trust.

25(c)       -    Statement of Eligibility  and  Qualification  under the Trust
                 Indenture Act of 1939 (Form T-1) of The Bank of New York, as Trustee with respect to the Preferred Securities
                 Guarantee.

99*         -    Corporations and Associations  Article,  Section 2-418 of the
                 Annotated Code of Maryland (Designated as Exhibit 28(b) to the Annual Report on Form 10-K for the year ended
                 December 31, 1987, File No. 1-1910).

------------------

       *   Incorporated by reference.
       ** To be filed by amendment